       As filed with the Securities and Exchange Commission on August 26, 1997

                                                      Registration No. 333-18713

================================================================================
                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC 20549

                                     ----------

                           POST-EFFECTIVE AMENDMENT NO. 1
                                         TO
                                      FORM S-4
                               REGISTRATION STATEMENT
                                         ON
                                      FORM S-8
                                        Under
                             THE SECURITIES ACT OF 1933

                                     -----------

                                  PLD TELEKOM INC.
               (Exact name of registrant as specified in its charter)

                Delaware                                 13-3950002
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

     680 Fifth Avenue, 24th Floor
          New York, New York                             10019
(Address of principal executive offices)               (Zip Code)

                            PETERSBURG LONG DISTANCE INC.
                                  STOCK OPTION PLAN
                              (Full title of the plan)

                             E. CLIVE ANDERSON, ESQUIRE
                      Senior Vice President and General Counsel
                                  PLD Telekom Inc.
                            680 Fifth Avenue, 24th Floor
                              New York, New York 10019
                       (Name and address of agent for service)

                                   (212) 262-6060
            (Telephone number, including area code, of agent for service)

                                     -----------



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
        This Post-Effective Amendment No. 1 to Form S-4 Registration Statement (Registration No. 333-18713) on Form S-8 (the "Registration Statement") filed by PLD Telekom Inc. (the "Registrant") relates to 1,682,500 shares (the "Shares") of the Company's Common Stock, par value $.01 (the "Common Stock"), issuable upon exercise of options (the "Options") granted pursuant to the Petersburg Long Distance Inc. Stock Option Plan (the "Plan"). The Options were granted from time to time prior to the Company's domestication as a Delaware corporation (the "Domestication"), which became effective on February 28, 1997. Following the Domestication, an amendment and restatement of the Plan (including its renaming as "the PLD Telekom Inc. Equity Compensation Plan" was adopted. A separate Registration Statement on Form S-8 is being filed by the Company with respect to the shares underlying stock options granted under the amended and restated Plan.

                                       PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, as filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

                (a) Annual Report on Form 10-K, filed with the Commission on March 31, 1997 for the fiscal year ended December 31, 1996, as amended by Form 10-K/A-I, filed with the Commission on April 15, 1997;

                (b) Quarterly Report on Form 10-Q filed with the Commission on May 15, 1997 for the quarter ended March 31, 1997;

                (c) Quarterly Report on Form 10-Q filed with the Commission on August 14, 1997 for the quarter ended June 30, 1997; and

                (d) The descriptions of the Common Stock of the Registrant set forth in the Registrant's Registration Statements pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

        All reports and other documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

        Experts

        The consolidated financial statements of the Registrant as of December 31, 1996 and for each of the years in the three-year period ended December 31, 1996, included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, have been incorporated by reference in the registration statement in reliance upon the report of KPMG, chartered accountants ("KPMG"), incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Following the Domestication, the Company's independent certified public accountants are KPMG Peat Marwick LLP, the U.S. affiliate of KPMG. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.


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
ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of any action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Article 6 of the Company's By-Laws makes mandatory the indemnification of directors, officers and other authorized representatives of the Company expressly authorized under Section 145 of the DGCL.

        The Certificate of Incorporation of the Company provides that no director of the Company shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

        The By-Laws of the Company also provide that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of the By-Laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

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
ITEM 8. EXHIBITS.

        The exhibits filed as part of this Registration Statement are as follows:

--------------------------------------------------------------------------------
Exhibit
 Number                  Exhibit
--------------------------------------------------------------------------------
5                        Opinion of E. Clive Anderson, Esq., Senior Vice
                         President and General Counsel of the Company
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23.1                     Consent of E. Clive Anderson (included in Exhibit 5)
--------------------------------------------------------------------------------
23.2                     Consent of KPMG
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24                       Powers of Attorney (included in signature page)
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

ITEM 9. UNDERTAKINGS.

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is

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
against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Form S-4 Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 26th day of August, 1997.

                                        PLD TELEKOM INC


                                        By: /s/ James R.S. Hatt
                                            -----------------------
                                            James R.S. Hatt
                                            Chairman, President and
                                            Chief Executive Officer



     Pursuant to the requirements of the Securities Act 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Each person, in so signing, also makes, constitutes and appoints James R.S. Hatt and E. Clive Anderson and each of such officers acting singly, his or her true and lawful attorney-in-fact, in his or her name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.




         NAME                                  TITLE                           DATE
         ----                                  -----                           ----
 /s/James R.S. Hatt              Chairman, Director, President and         August 26, 1997
----------------------           Chief Executive Officer
James R.S. Hatt                  (Principal Executive Officer)


 /s/Simon Edwards                Director, Chief Financial Officer and     August 26, 1997
----------------------           Treasurer (Principal Accounting
Simon Edwards                    Officer)


----------------------            Director                                  August __, 1997
Dr. Boris Antoniuk


----------------------            Director                                  August __, 1997
Edward Charles Dilley

/s/David L. Heavenridge
-----------------------           Director                                  August 26, 1997
David L. Heavenridge


---------------------             Director                                  August __, 1997
Gordon Humphrey


---------------------             Director                                  August __, 1997
Gennadiy Kudriavstev


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
/s/Dr. Vladimir Kvint
--------------------------      Director                August 26, 1997
Dr. Vladimir Kvint


--------------------------      Director                August  , 1997
Timothy P. Lowry                                              --

/s/David M. Stovel
--------------------------      Director                August 26, 1997
David M. Stovel

/s/Robert Smith                 Director                August 26, 1997
--------------------------
Robert Smith



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
                                 EXHIBIT INDEX

--------------------------------------------------------------------------------
Exhibit
Number          Exhibit
--------------------------------------------------------------------------------
5               Opinion of E. Clive Anderson, Esq., Senior Vice President and
                General Counsel of the Company
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23.1            Consent of E. Clive Anderson (included in Exhibit 5)
--------------------------------------------------------------------------------
23.2            Consent of KPMG
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24              Powers of Attorney (included in signature page)
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